Exhibit 5.1

August 8, 1997


Covance Inc.
210 Carnegie Center
Princeton, New Jersey   08540

                         Re:   Covance Inc.
                               Restricted Share Plan
                               Registration Statement on Form S-8
                               ----------------------------------


Ladies and Gentlemen:

      I am issuing this opinion in my capacity as General Counsel of Covance Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the issuance of 343,428 shares of Common Stock pursuant to the Covance Inc. Restricted Share Plan (the "Plan Common Stock") comprising an employee benefit plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      As such counsel, I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is my opinion that the Plan Common Stock is validly issued, and after the satisfaction of the vesting requirements as set forth in the Plan, will be fully paid and non-assessable.

      The opinions contained herein relate solely to the Delaware General Corporation Law, and I express no opinion herein concerning the laws of any other jurisdiction. This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

                                                                  August 8, 1997
                                                                          Page 2


      I hereby consent to the reference to myself under the caption "Legal Matters" in the prospectus included in the Registration Statement. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,



                                             By: /s/ Jeffrey S. Hurwitz
                                                -----------------------
                                                Jeffrey S. Hurwitz
                                                Corporate Senior Vice President,
                                                General Counsel and
                                                Secretary